[LETTERHEAD OF MURPHY & MURPHY, CPA, LLC]


                                         September 9, 2002


To Whom it May Concern:

     We hereby consent to the use of our audit report dated February 19, 2001, in this Amendment No. 5 to the Registration Statement on Form SB-2 of Wizzard Software Corporation for the year ended December 31, 2000, which is part of this amended Registration Statement on Form SB-2, and all references to our firm included in this Registration Statement on Form SB-2.

                                           /s/ Murphy & Murphy, CPA, LLC

                                           Murphy & Murphy, CPA, LLC

Clinton, Maryland
September 9, 2002